As filed with the Securities and Exchange Commission on February __, 1998
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                                 NBTY, INC.
                      (Formerly NATURE'S BOUNTY, INC.)
           (Exact name of registrant as specified in its charter)

Delaware                               11-2228617
--------                               ----------
(State or other jurisdiction of        (IRS Employer Identification No.)
incorporation or organization

             90 Orville Drive, Bohemia, New York          11716
           ----------------------------------------     ----------
           (Address of Principal executive offices)     (Zip Code)

     1989 Non-Qualified Stock Options,1990 Non-Qualified Stock Options,
     ------------------------------------------------------------------
      1992 Non-Qualified Stock Options,1998 Incentive Stock Option Plan
      -----------------------------------------------------------------
                            (Full title of Plans)

    Scott Rudolph, President, 90 Orville Drive, Bohemia, New York  11716
    --------------------------------------------------------------------
                   (Name and address of agent for service)

                                516-567-9500
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
                       -------------------------------

_________________________________________________________________________________________________
Title of Securities                          Proposed Maximum    Proposed Maximum       Amount
Securities to               Amount to be     Offering Price      Aggregate Offering     of Reg.
be Registered               Registered(1)    Per Share           Price                  Fee(2)
_________________________________________________________________________________________________

1989 Non-Qualified Stock
Options: each Option to
purchase one share of
Common Stock                    689,000          $ 0.50             $   344,500        $    99.90

1990 Non-Qualified Stock
Options; each Option to
purchase one share
of Common Stock               1,320,000          $ 0.625            $   825,000        $   239.25

1992 Non-Qualified Stock
Options; each Option
to purchase one share
of Common Stock               1,075,000          $ 0.915            $   983,625        $   285.25

1998 Incentive Stock
Options: each Option
to purchase one share
of Common Stock               1,000,000          $40.00             $40,000,000        $11,816.00
_________________________________________________________________________________________________
TOTAL                                                               $42,153,125        $12,440.40

____________________

<F1>  The amount being registered represents an aggregate of 4,084,000 shares of Common Stock issued or issuable upon the exercise of 4,084,000 outstanding non-qualified stock options granted to Directors and Officers of the Registrant. Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration
      Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

<F2>  Determined by the exercise price of the options pursuant to 17C.F.R.
      Section 230.457(h)(1) and Section 230.457(c).


                              EXPLANATORY NOTE


      The information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

      Included in Part I of this Registration Statement on Form S-8 is a reoffer prospectus concerning reoffers and resales of certain of the shares of Common Stock registered hereby, which is filed in reliance on General Instruction C to Form S-8.



                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(l) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

      This Registration Statement on Form S-8 of NBTY, Inc., a Delaware corporation (the "Registrant") covers 4,084,000 shares of the Registrant's common stock, par value $.008 per share (the "Common Stock") issued or, reserved for issuance under the 1989, 1990, 1992 and 1998 Stock Plans.



                 Reoffer Prospectus dated February __, 1998
                              4,084,000 Shares
                                 NBTY, INC.
                                Common Stock
                              ($.008 Par Value)
                         ___________________________
                      1989 NON-QUALIFIED STOCK OPTIONS
                      1990 NON-QUALIFIED STOCK OPTIONS
                      1992 NON-QUALIFIED STOCK OPTIONS
                      1998 INCENTIVE STOCK OPTION PLAN

      This Prospectus is being used in connection with the offering, from time to time, by certain stockholders who may be deemed to be affiliates ("Selling Stockholders") of NBTY, Inc. (the "Company") of shares of Common Stock of the Company (the "Shares"), issued or issuable upon the exercise of a like number of non-qualified stock options granted to certain Officers and Directors of the Company pursuant to the Company's 1989, 1990, 1992 Non-Qualified Stock Options and 1998 Incentive Stock Option Plan (collectively the "Options"). These persons may offer these Shares, upon exercise of the Options, for sale as principals for their own accounts at any time and from time to time on the NASDAQ/NMS or otherwise at prices prevailing at the time of sale or in private sales and at prices to be negotiated. The Officers and Directors, upon exercise of the Options and sale of the shares of Common Stock, receive the entire proceeds from such sale (see "Selling Security Holders"). The Company will not receive any of the proceeds from the sale of the Shares, but will receive funds upon the exercise of the Options. All of the Selling Security Holders are Officers and/or Directors of the Company and may be deemed to be affiliates of the Company as that term is defined under Rule 405 of the Securities Act of 1933, as amended.
        ____________________________________________________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
        ____________________________________________________________
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

              The Date of this Prospectus is February __, 1998



                              TABLE OF CONTENTS
                              -----------------



                                                                     Page
                                                                     ----

The Company ......................................................     2

Available Information ............................................     2

1989, 1990, 1992 Non-Qualified Stock
Options and 1998 Incentive Stock Option Plan .....................     2

Use of Proceeds ..................................................     5

Selling Security Holders .........................................     6

Plan of Distribution .............................................     7

Incorporation of Certain Documents by Reference ..................     7

Experts ..........................................................     8

Legal Opinion ....................................................     8



                                 THE COMPANY
                                 -----------

      NBTY, Inc. (the "Company"), collectively with its subsidiaries is a manufacturer and marketer of nutritional supplements in the United States. It sells more than 500 products consisting of vitamins and other nutritional supplements such as minerals, amino acids and herbs. Vitamins, minerals and amino acids are sold as a single vitamin and in multi-vitamin combinations and in varying potency levels in powder, tablet, soft gel, chewable, and hard shell capsule form. The Company's branded products are sold by independent and chain pharmacies, wholesalers-retailers, supermarkets, health food stores and by direct mail.

      In August, 1997, NBTY acquired Holland & Barrett ("H&B"), one of the leading nutritional supplement retailers in the United Kingdom which presently has 420 locations. Prior to the acquisition by NBTY, H&B marketed a broad line of nutritional supplement products, including vitamins, minerals and other nutritional supplements (approximately 58% of H&B's revenues for its fiscal year 1997) and food products, including fruits and nuts, confectionery and other items (approximately 42% of H&B's revenues for its fiscal year 1997).

                            AVAILABLE INFORMATION
                            ---------------------

      NBTY, Inc., formerly Nature's Bounty, Inc. (herein referred to both as the "Registrant" and as the "Company"), has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities described in this document. This document does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; Room 1100, 75 Park Place, New York, New York 10007; 411 West Seventh Street, Fort Worth, Texas 76102, 8th Floor; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California, 90036-3648. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

      The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated herein by reference (not including any exhibits thereto). Such requests should be made to the Corporate Secretary, NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, telephone number (516)567-9500.

                      1989 NON-QUALIFIED STOCK OPTIONS
                      1990 NON-QUALIFIED STOCK OPTIONS
                      1992 NON-QUALIFIED STOCK OPTIONS
                      1998 INCENTIVE STOCK OPTION PLAN

      General Information. In December, 1989, September, 1990 and March, 1992, the Company issued 689,000, 1,320,000 and 1,075,000 Non-Qualified
Stock Options, respectively, to certain Officers and Directors. Pursuant thereto, options to purchase an aggregate of 3,084,000 shares of Common Stock, $.008 par value per share (the "Common Stock"), were granted to Directors and Officers of the Company. The 3,084,000 shares of Common Stock subject to options were reserved for issuance upon exercise of the options granted.

      On October 31, 1997, the Board of Directors authorized, subject to approval of stockholders, an Incentive Stock Option Plan whereby options for the issuance of 1,000,000 shares of common stock may be issued to officers, directors and affiliates.

      The purpose of the Plans is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors and key employees and affiliates of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such directors and key employees with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such directors, key employees and affiliates on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

      Neither the Plan nor any of the Option Agreements (i) is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or (ii) is a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1954, as amended (the "Code").

      Summary of the Options
      ----------------------

      The following is a brief summary of the provisions of the Options.

      The Options provide that they may be granted to employees (including Officers and Directors) of the Company and its subsidiaries, all of whom are eligible to participate. The Board of Directors or a committee appointed by the Board will select the optionees and determine the number of shares to be subject to each option. In making such determination, there will be taken into account the duties and responsibilities of the optionee, the value of the optionee's services, his present and potential contributions to the success of the Company, the anticipated years of future service of the optionee and other relevant factors.

      Administration
      --------------

      The Options are administered either by the Board of Directors of the Company or by a committee of not less than three members appointed by the Board. The interpretation and construction of any provisions of the Options by the Board or its committee shall be final and conclusive. Members of the Board will receive no compensation for their services in connection with the administration of the Options.

      Terms of Options
      ----------------

      The terms of options granted are to be determined by the Board or its committee. Each Option is to be evidenced by a stock option agreement between the Company and the employee to whom such Option is granted, and is subject to the following additional terms and conditions:

            (a) Exercise of the Option: The Board of Directors or its committee have determined that the time period during which Options granted is for a term of five to ten years and will be exercisable in whole or in part at any time during the period. Unless otherwise provided in any option agreement, any Option granted may be exercisable in whole or in part at any time during the exercise period. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check.


            (b) Option Price: The Option price is determined by the Board of Directors or its committee but in no event may the Option price be less than the fair market value on the date of grant. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on the national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the reported bid and asked prices of the Common Stock on such date. Non-Qualified Options granted to 10% shareholders of the Company are subject to the additional restriction that the Option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

            (c)  Termination of Employment; Death:    If the employment of
      an optionee is terminated voluntarily by such optionee or for cause, his Option shall expire immediately. If, however, such employment is terminated otherwise than by death, voluntarily or for cause, the optionee may exercise his Option at any time within three months after such termination. For the purposes of the Options, retirement pursuant to either a pension or retirement plan adopted by the Company, or at the normal retirement date prescribed from time to time by the Company, is not deemed to be either voluntary termination or a termination for cause.

            In the event an optionee dies (a) while in the employ of the Company or a subsidiary or parent thereof or (b) within three months after the termination of his employment other than voluntarily or for cause, his Option may be exercised by a legatee or legatees of such Option under such optionee's Last Will and Testament or by his personal representatives or distributees at any time within one year after his death.

            In any event, an Option may only be exercised to the extent that it could have been exercised by the optionee at the time of his termination of employment or death. In no event may an Option be exercised after the expiration of ten years from the date of its grant.

            (d)  Termination of Options:    Unless otherwise provided in the
      terms of an Option, Options are granted for a period of five to ten years. No Option can be exercisable by any persons after such expiration. No options can have a term greater than ten years and stock Options granted to holders of more than 10% of the Company's Common Stock may not have a term of more than five years.

            (e)  Nontransferability of Options:    An Option is
      nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the optionee.

            The Option agreement may contain such other terms, provisions and conditions not inconsistent with the Options as may be determined by the Board of Directors or its committee.

                  TERMINATION; AMENDMENT OR DISCONTINUANCE
                  ----------------------------------------

      The Board of Directors of the Company may from time to time make such modifications or amendment of the options as it deems advisable.

      However, termination, modification or amendment of the Plan may adversely affect the terms of any outstanding options without the consent of the holders of such options.

                  ADJUSTMENTS UPON CHANGES IN COMMON STOCK
                  ----------------------------------------

      In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Options in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of options. Fractions of shares resulting from any such adjustment shall be revised to the next lower whole number of shares.

      In the event of the proposed dissolution, liquidation, merger or sale of substantially all of the assets of the Company, all outstanding Options will automatically terminate unless otherwise provided by the Board. The Board of Directors or its committee may in its discretion make provisions for accelerating the exercisability of shares subject to Options in such circumstances.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
               WITH RESPECT TO THE INCENTIVE STOCK OPTION PLAN

      The following general discussion of the principal tax considerations is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. Each participant in the Plan is urged to consult with his or her own tax adviser with respect to the tax consequences of the grant or exercise of Options Rights and the disposition of shares acquired under the Plan, as those consequences relate to the employee's own individual circumstances.
In particular, the discussion which follows does not apply to person who are not citizens or residents of the United States and, therefore, such persons are strongly urged to consult with their own tax advisers with respect to the tax implications of the grant or exercise of an option and the disposition of shares acquired under the laws of the country in which they reside or are citizens.

      The Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employer Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit-sharing and other employee benefit plans).

      CONSEQUENCES TO KEY EMPLOYEES AND DIRECTORS: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by a Grantee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by a Grantee upon his or her exercise of an Incentive Stock Option. If the Grantee makes no disposition of the shares received upon exercise within two years from the date the option was granted and one year from the date the Option is exercised, the Grantee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss will be measured by the difference between the exercise price of the Option and the amount received for the shares at the time of disposition.

      If the Grantee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of (A) the fair market value of the shares on the date the Incentive Stock Option was exercised or (B) the fair market value at the time of such disposition exceeds the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

      The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied.

      For alternative minimum tax purposes, the excess of the fair market value of the stock on the date of exercise over the exercise price of the Incentive Stock Option is included in computing alternative minimum taxable income.

                               USE OF PROCEEDS
                               ---------------

      Upon the exercise of the 3,084,000 non-qualified stock options, and upon the exercise of the 1,000,000 Incentive Stock Options registered hereby, the Company will receive gross proceeds of $42,153,125*. The Company intends to use such proceeds for working capital purposes. The Company will not realize any proceeds upon the sale of the shares of Common Stock issued or issuable upon the exercise of these stock Options.

                          SELLING SECURITY HOLDERS
                          ------------------------

      The following table lists the Selling Stockholders with respect to the shares of Common Stock being registered hereunder; the number of shares known to the Company to be held by each as of September 30, 1997; the number of stock Options granted to each; the number of shares owned by each as a result of the exercise of stock Options; the number of shares to be sold by each; and the percentage of outstanding shares of Common Stock to be beneficially owned by each before and after the sale of the shares hereby.

      Upon the exercise of the stock options, the Selling Stockholders intend to offer the shares for sale as principals for their own accounts at any time and from time to time on the NASDAQ/NMS or otherwise, at prices prevailing at the time of sale, or in private sales and at prices to be negotiated.

--------------------
* Assuming the average bid and asked prices as of February 2, 1998, for the 1,000,000 Options subject to grant.

                          Selling Security Holders
                          ------------------------


                      Total          Number of    Number of     Number of                  Percentage of Shares
                      Number of      1989 Non-    1990 Non-     1992 Non-                  of Common Stock
                      Shares of      Qualified    Qualified     Qualified     Aggregate    Beneficially Owned(1)
                      Common Stock   Stock        Stock         Stock         Number of    ---------------------
Selling               Beneficially   Options      Options       Options       Options      Before      After
Stockholders          Owned          Granted      Granted(3)    Granted       Granted      Offering    Offering
----------------------------------------------------------------------------------------------------------------

Scott Rudolph          3,127,315    419,333(3)     900,000      600,000(3)    1,919,333    16.0         --
Harvey Kamil             685,631    221,667(3)     420,000       60,000(3)      701,667     3.6         --
Barry Drucker             98,799                                 40,000          40,000        (2)        (2)
James Flaherty            30,148                                 45,000          45,000        (2)        (2)
Abraham Kleinman          45,000                                 45,000          45,000        (2)        (2)
Jean Palladino            45,000                                 45,000          45,000        (2)        (2)
Abraham Rubenstein        45,000                                 45,000          45,000        (2)        (2)
William Shanahan          45,000                                 45,000          45,000        (2)        (2)
Robert Silverman          45,000                                 45,000          45,000        (2)        (2)
James Taylor              45,000                                 45,000          45,000        (2)        (2)
Bernard G. Owen           31,400     12,000                      12,000          24,000        (2)        (2)
Aram Garabedian           24,000     12,000                      12,000          24,000        (2)        (2)
Murray Daly               22,000     12,000                      12,000          24,000        (2)        (2)
Alfred Sacks              15,000     12,000                      12,000          24,000        (2)        (2)
Glenn Cohen               12,000                                 12,000          24,000        (2)        (2)

--------------------
<F1>  Based upon 20,121,379 shares outstanding as of September 30, 1997.
<F2>  Represents less than 1%.
<F3>  Exercised in full.
<F4>  No options have been granted under the 1998 Incentive Stock Option Plan.



                            PLAN OF DISTRIBUTION
                            --------------------


      Any shares of Common Stock sold pursuant to this Reoffer Prospectus will be sold by the Selling Stockholders for their own account, and they will receive all proceeds from any such sales. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but will receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Reoffer Prospectus, which funds, if any, will be used for general corporate purposes. The Selling Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Reoffer Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions), although sales may also be made in negotiated transactions or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Reoffer Prospectus also may be sold pursuant to Rule 144 under the Securities Act of 1933 rather than pursuant to this Reoffer Prospectus. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

      There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                   INCORPORATION OF DOCUMENTS BY REFERENCE
                   ---------------------------------------

      The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

      (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1997.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1997.

      (c) The description of the Registrant's Common Stock contained in reports and Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

                                   EXPERTS
                                   -------

      The consolidated balance sheets as of September 30, 1997 and 1996 and the consolidated statements of income, cash flows, stockholders' equity and the financial statement schedule for each of the three years in the period ended September 30, 1997, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL OPINION
                                -------------

      The legality of the Securities being offered hereby is being passed upon by Michael C. Duban, P.C., 81 Main Street, Suite 205, White Plains, New York 10601, general counsel to the Company. Michael C. Duban is a shareholder of the Company.



                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------


ITEM 3.  Incorporation of Certain Documents by Reference.
---------------------------------------------------------

      The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

      (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1997.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1997.

      (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  Description of Securities.
-----------------------------------

      Not Applicable.

ITEM 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

      Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.
---------------------------------------------------

      Reference is made to the Company's Certificate of Incorporation, and to Section 145 of the General Corporation Law for the State of Delaware ("DGCL"). Section 145 of the DGCL authorizes a corporation to provide indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, in non-derivative actions, suits or proceedings brought by third parties to an officer, director, employee or agent of the corporation, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute.

      In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      The Company maintains officers and directors liability insurance. Further, the Company has agreed to indemnify all directors and officers of the Company for any claims made against them, subject to the following conditions. Such indemnification will not extend to certain claims, including claims based upon or attributable to the indemnitee's gaining personal profit or advantage to which he is not legally entitled, claims brought or contributed to by the dishonesty of the indemnitee and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the indemnitee of the Company's securities. Notwithstanding the foregoing, and insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or personnel controlling the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company if expenses incurred or paid by a director, officer or a controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person for liabilities arising under the Act in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel, the issue has been settled by controlling precedent, submit to a court or appropriate jurisdiction the issue as to whether such indemnification by it is against public policy as expressed in the Act and will comply with the final adjudication of such issue.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  Exemption From Registration Claimed.
---------------------------------------------

      The Non-Qualified Stock Options and the Incentive Stock Options and the shares of Common Stock issued upon the exercise of certain of such options, which are being registered herein, were issued without registration under the Securities Act of 1933, as amended, in accordance with the exemption, from registration contained in Section 4(2) of such Act.

ITEM 8.  Exhibits.
------------------

Exhibit Number
--------------

4.1(i)            1989, 1990 and 1992 Non-Qualified Stock Options.*

4.1(ii)           1998 Incentive Stock Option Plan

5. Opinion of Michael C. Duban, P.C, as to the legality of the Securities being offered hereunder.

24.1 The consent of Michael C. Duban, P.C. is included in its opinion filed as Exhibit 5 to the Registration Statement.

24.2 Consent of Coopers & Lybrand L.L.P., independent accountants.

*                 Previously filed and incorporated herein by reference.

ITEM 9.  Undertakings.
----------------------

      1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirement for filing on Form S-8 and the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bohemia, New York on December __, 199_.

Dated: February, 1998             By:  /s/ Scott Rudolph
       --------------                  -----------------------------------
                                       Scott Rudolph
                                       President, Chief Executive Officer

Dated: February, 1998             By:  /s/ Harvey Kamil
       --------------                  -----------------------------------
                                       Harvey Kamil
                                       Executive Vice President and
                                       Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: February, 1998             By:  /s/ Scott Rudolph
       --------------                  -----------------------------------
                                       Scott Rudolph
                                       Chairman, President and
                                       Chief Executive Officer

Dated: February, 1998             By:  /s/ Arthur Rudolph
       --------------                  -----------------------------------
                                       Arthur Rudolph, Director

Dated: February, 1998             By:  /s/ Aram Garabedian
       --------------                  -----------------------------------
                                       Aram Garabedian, Director

Dated: February, 1998             By:  /s/ Bernard G. Owen
       --------------                  -----------------------------------
                                       Bernard G. Owen, Director

Dated: February, 1998             By:  /s/ Alfred Sacks
       --------------                  -----------------------------------
                                       Alfred Sacks, Director

Dated: February, 1998             By:  /s/ Murray Daly
       --------------                  -----------------------------------
                                       Murray Daly, Director

Dated: February, 1998             By:  /s/ Glenn Cohen
       --------------                  -----------------------------------
                                       Glenn Cohen, Director

Dated: February, 1998             By:  /s/ Bud Solk
       --------------                  -----------------------------------
                                       Bud Solk, Director

Dated: February, 1998             By:  /s/ Nathan Rosenblatt
       --------------                  -----------------------------------
                                       Nathan Rosenblatt, Director